Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jarrod Yahes

Treasurer

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 277-7109

ir@exlservice.com

EXL REPORTS 2011 FIRST QUARTER RESULTS

Quarterly Revenues of $72.9 Million and 14.3% Adjusted Operating Margin

Increases Calendar Year Revenue Guidance to Between $347.0 Million to $355.0 Million

Representing Annual Growth of 37.3% to 40.5%

Announces Agreement to Acquire Outsource Partners International (OPI),

a Leading Global Provider of Finance and Accounting Outsourcing Services

New York, NY – May 2, 2011 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the quarter ended March 31, 2011.

Rohit Kapoor, President and CEO, commented: “EXL delivered solid first quarter results. Our domain-centric and customer focused approach has resulted in an increased volume of business opportunities from existing clients and success in winning new customers. For example, we are especially excited about a strategic client win in which a large U.S. bank recently selected us to provide a range of outsourcing and transformation services. I am also excited about EXL’s recently announced acquisition of OPI. Our two companies have similar strategies in terms of sharp domain focus and high-touch client relationship management. By combining forces and integrating our respective outsourcing and transformation offerings we will provide our clients with higher levels of customer service and a broader range of solutions.”

Vishal Chhibbar, CFO, commented: “I am pleased with EXL’s revenues and adjusted operating margin performance in the first quarter. EXL delivered strong first quarter revenues of $72.9 million, 33.8% above last year’s first quarter. Our financial performance this quarter is robust as compared to last year across a number of financial metrics. Outsourcing revenues totaled $56.8 million (up 36.7%), transformation revenues of $16.1 million, (up 24.6%), Net income of $8.4 million (up 48.7%), adjusted EBITDA of $14.6 million (up 28.4%), diluted EPS of $0.27 (up 42.1%), and adjusted diluted EPS of $0.33 (up 37.9%).

The acquisition of OPI is attractive both strategically and financially. We expect the transaction to be accretive to both GAAP EPS and adjusted EPS in 2011. We are pleased to increase our calendar year 2011 guidance based on the strong performance during the first quarter and momentum in EXL’s business, as well as to include the acquisition of OPI. We now expect revenues of between $347.0 million to $355.0 million representing year-over-year growth of 37.3% to 40.5% assuming the OPI acquisition closes on or prior to June 1, 2011. We are maintaining our adjusted operating margin guidance of 13.0% to 14.0%, after having considered the OPI acquisition and the recent appreciation of the Indian rupee.”

Financial Highlights

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•

Revenues for the quarter ended March 31, 2011 were $72.9 million compared to $54.5 million for the quarter ended March 31, 2010 and $70.0 million for the quarter ended December 31, 2010. Outsourcing services revenues for the quarter ended March 31, 2011 were $56.8 million compared to $41.6 million in the quarter ended March 31, 2010 and $53.5 million in the quarter ended December 31, 2010. Transformation services revenues for the quarter ended March 31, 2011 were $16.1 million compared to $12.9 million in the quarter ended March 31, 2010 and $16.6 million in the quarter ended December 31, 2010.

•

Gross margin for the quarter ended March 31, 2011 was 39.3% compared to 42.2% for the quarter ended March 31, 2010 and 40.4% for the quarter ended December 31, 2010. Outsourcing services gross margin for the quarter ended March 31, 2011 was 39.8% compared to 43.3% for the quarter ended March 31, 2010 and 40.8% for the quarter ended December 31, 2010. Transformation services gross margin for the quarter ended March 31, 2011 was 37.9% compared to 38.7% for the quarter ended March 31, 2010 and 39.1% for the quarter ended December 31, 2010.

•

Operating margin for the quarter ended March 31, 2011 was 10.3% compared to 11.9% for the quarter ended March 31, 2010 and 11.1% for the quarter ended December 31, 2010. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the quarter ended March 31, 2011 was 14.3% compared to 15.6% for the quarter ended March 31, 2010 and 15.1% for the quarter ended December 31, 2010.

•

Net income for the quarter ended March 31, 2011 was $8.4 million compared to $5.6 million for the quarter ended March 31, 2010 and $8.3 million for the quarter ended December 31, 2010. Adjusted EBITDA for the quarter ended March 31, 2011 was $14.6 million compared to $11.4 million for the quarter ended March 31, 2010 and $14.6 million for the quarter ended December 31, 2010.

•

Diluted earnings per share for the quarter ended March 31, 2011 was $0.27 compared to $0.19 for the quarter ended March 31, 2010 and $0.27 for the quarter ended December 31, 2010. Adjusted diluted earnings per share for the quarter ended March 31, 2011 was $0.33 compared to $0.24 in the quarter ended March 31, 2010 and $0.29 for the quarter ended December 31, 2010.

Agreement to Acquire Outsource Partners International (OPI)

•	On April 30, 2011, EXL signed a definitive agreement to acquire OPI, a leading global provider of F&A outsourcing services with approximately 80 clients.

•	Acquisition is expected to be accretive to GAAP EPS and adjusted EPS in 2011.

•	Enterprise value for the acquisition is $91 million.

•	OPI had revenues of $76 million as of December 31, 2010 and has achieved organic long-term revenue growth in excess of 15%.

•	EXL will utilize existing cash and a working capital revolver to fund the transaction.

•	The transaction is expected to close by June 1, 2011.

Business Announcements

•	Won 2 new clients in outsourcing services and 2 new clients in transformation services, including selection by a large U.S. bank to provide a range of outsourcing and transformation services.

•	Expanded multiple outsourcing services relationships with the migration of 26 new processes during the quarter.

•	Increased our headcount as of March 31, 2011 to approximately 13,000 compared to approximately 11,800 as of March 31, 2010.

•	Experienced attrition in the first quarter of 32.4% for billable employees compared to 32.7% in the first quarter of 2010 and 35.5% for the fourth quarter of 2010.

2011 Outlook

The Company is updating the guidance for calendar year 2011 based on current exchange rates and assuming the OPI acquisition closes on or prior to June 1, 2011:

•	Revenues of between $347.0 million - $355.0 million from $295.0 million - $305.0 million.

•	Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, remains unchanged at between 13.0% – 14.0%.

Conference Call

EXL will host a conference call on Tuesday, May 3, 2011 at 10:00 a.m. (ET) to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at www.exlservice.com, where the accompanying investor-friendly spreadsheet of historical operating and financial data and a presentation with details of the OPI acquisition can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191 and enter “58183604”. For those who cannot access the live broadcast, a replay will be available by dialing 1-800-642-1687 or 1-706-645-9291 and entering “58183604” from two hours after the end of the call until 11:59 p.m. (ET) on May 17, 2011. The replay will also be available on the EXL website (www.exlservice.com).

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (NASDAQ: EXLS) is a leading provider of outsourcing and transformation services. EXL’s outsourcing services include a full spectrum of business process outsourcing services from offshore delivery centers requiring ongoing process management skills. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, risk and financial management and operations and process excellence services. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the insurance, utilities, banking and financial services, transportation and logistics, and travel sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements by ExlService Holdings, Inc. (the “Company”). You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended March 31,
	2011	2010
Revenues	$72,907	$54,489
Cost of revenues (exclusive of depreciation and amortization)	44,219	31,485

Gross profit	28,688	23,004

Operating expenses:
General and administrative expenses	10,471	9,305
Selling and marketing expenses	5,857	4,150
Depreciation and amortization	4,852	3,073

Total operating expenses	21,180	16,528

Income from operations	7,508	6,476
Other income/(expense):
Foreign exchange gain	1,648	606
Interest and other income, net	325	418

Income before income taxes	9,481	7,500
Income tax provision	1,120	1,877

Net income	$8,361	$5,623

Earnings per share:
Basic	$0.28	$0.19
Diluted	$0.27	$0.19
Weighted-average number of shares used in computing earnings per share:
Basic	29,620,218	29,128,741
Diluted	30,911,066	30,157,956

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$112,543	$111,182
Short-term investments	3,168	3,084
Restricted cash	221	231
Accounts receivable, net of allowance for doubtful accounts of $246 each at March 31, 2011 and December 31, 2010	45,288	44,186
Prepaid expenses	3,447	3,317
Deferred tax assets, net	2,253	1,721
Advance income-tax, net	4,751	5,364
Other current assets	5,350	5,244

Total current assets	177,021	174,329

Fixed assets, net of accumulated depreciation of $52,996 at March 31, 2011 and $48,723 at December 31, 2010	37,530	34,733
Restricted cash	3,570	3,432
Deferred tax assets, net	15,353	14,333
Intangible assets, net	17,956	18,591
Goodwill	43,411	43,370
Other assets	16,650	16,895

Total assets	$311,491	$305,683

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,752	$4,860
Deferred revenue	6,545	5,108
Accrued employee cost	13,913	23,947
Accrued expenses and other current liabilities	17,927	16,560
Current portion of capital lease obligations	222	231

Total current liabilities	44,359	50,706

Capital lease obligations, less current portion	389	389
Non-current liabilities	6,420	6,042

Total liabilities	51,168	57,137

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 29,846,835 shares issued and 29,592,619 shares outstanding as of March 31, 2011 and 29,690,463 shares issued and 29,437,961 shares outstanding as of December 31, 2010	30	30
Additional paid-in capital	139,015	136,173
Retained earnings	120,627	112,266
Accumulated other comprehensive income	1,734	1,126

Total stockholders’ equity including shares held in treasury	261,406	249,595

Less: 254,216 shares as of March 31, 2011 and 252,502 shares as of December 31, 2010, held in treasury, at cost	(1,103)	(1,069)

ExlService Holdings, Inc. stockholders’ equity	260,303	248,526
Non-controlling interest	20	20

Total stockholders’ equity	260,323	248,546

Total liabilities and stockholders’ equity	$311,491	$305,683

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following three items which do not directly link to the Company’s ongoing performance: (i) stock-based compensation and (ii) expenses associated with the amortization of acquisition-related intangibles. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions. The Company also incurs significant non-cash charges for depreciation that may not be indicative of our ability to generate cash flow. The Company believes that providing the measure of adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations. Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the quarter ended March 31, 2011, March 31, 2010 and December 31, 2010:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA

(Amounts in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2011	2010	2010
Net income (GAAP)	$8,361	$5,623	$8,296
add: Income tax provision and Other income/(expense)	(853)	853	(504)

Income from continuing operations (GAAP)	$7,508	$6,476	$7,792
add: Stock-based compensation expense (a)	2,248	1,828	2,138
add: Amortization of acquisition-related intangibles (b)	636	181	635

Adjusted operating income (Non-GAAP)	$10,392	$8,485	$10,565

Adjusted operating income margin %	14.3%	15.6%	15.1%
add: Depreciation	4,216	2,892	4,051

Adjusted EBITDA (Non-GAAP)	$14,608	$11,377	$14,616

Adjusted EBITDA margin %	20.0%	20.9%	20.9%

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Amounts in thousands, except per share data)

	Three Months Ended March 31,		Three Months Ended December 31,
	2011	2010	2010
Net income (GAAP)	$8,361	$5,623	$8,296
add: Stock-based compensation expense (a)	2,248	1,828	2,138
add: Amortization of acquisition-related intangibles (b)	636	181	635
subtract: Tax impact on stock-based compensation expense	(952)	(495)	(1,785)
subtract: Tax impact on amortization of acquisition-related intangibles	(206)	—	(206)

Adjusted net income	$10,087	$7,137	$9,078

Adjusted diluted earnings per share	$0.33	$0.24	$0.29

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.